SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
  [ ]   Preliminary Proxy Statement
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          (as permitted by Rule 14a-6(e)(2))
  [ ]   Definitive Proxy Statement
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  [X]   Soliciting Material Pursuant to Section 240.14a-12

                         APPLEBEE'S INTERNATIONAL, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


                                                           FOR IMMEDIATE RELEASE

Investor Contact:
Carol DiRaimo, (913) 967-4109
Media Contact:
Laurie Ellison, (913) 967-2718

            Applebee's International Exploring Strategic Alternatives
                         for Enhancing Shareholder Value

OVERLAND PARK, KAN., Feb. 13, 2007 - Applebee's International, Inc. (Nasdaq:APPB) today announced that its Board of Directors has formed a committee of independent directors to explore strategic alternatives for enhancing shareholder value, including a possible recapitalization or sale of the company. The committee has retained Citigroup Global Markets Inc., and the company has retained Banc of America Securities LLC as financial advisors. Legal advisors are Cravath, Swaine & Moore LLP, New York, and Blackwell Sanders Peper Martin LLP, Kansas City.

In making the announcement, the company said there is no assurance that the process will result in any specific transaction. However, the company also noted that certain strategic alternatives could affect its previously issued guidance. As a result, the company is withdrawing its fiscal year 2007 guidance.

The company does not expect to disclose further developments regarding the process until after the committee has completed its review and evaluation of strategic alternatives.

The company will release fourth quarter and fiscal year 2006 results after the market closes on Feb. 14, 2007. A conference call will be held on Thursday, Feb. 15, 2007, at 10:00 am. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the "Investors" section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. There are currently 1,942 Applebee's restaurants operating system-wide in 49 states and 17 international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

                                    - more -

February 13, 2007
Page 2


IMPORTANT INFORMATION

Applebee's International, Inc. ("Applebee's") plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with its 2007 Annual Meeting, and advises its security holders to read the proxy statement and other documents relating to the 2007 Annual Meeting when they become available, because they will contain important information. Security holders may obtain a free copy of the proxy statement and other documents (when available) that Applebee's files with the SEC at the SEC's web site at www.sec.gov. The proxy statement and these other documents may also be obtained for free from Applebee's by directing a request to our Corporate Secretary, Applebee's International, Inc., 4551 West 107th Street, Overland Park, KS 66207.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Applebee's, its directors and named executive officers may be deemed to be participants in the solicitation of Applebee's security holders in connection with its 2007 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Applebee's Annual Report on Form 10-K for the year ended December 25, 2005, and its proxy statement dated April 11, 2006, each of which is filed with the SEC. To the extent holders of Applebee's securities have changed from the amounts disclosed in the proxy statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC's website at www.sec.gov.

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